SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 20, 2005.
FBR Securitization, Inc.
(Exact name of registrant as specified in charter)

Delaware	333-122578	20-2028732

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 Nineteenth Street North, Arlington, VA 22209

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (703) 312-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 29, 2005, FBR Securitization, Inc. (the “Registrant”) issued $546,600,000 aggregate certificate principal balance of First NLC Trust 2005-2 Mortgage-Backed Certificates, Series 2005-2 (the “Certificates”) pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the “Pooling and Servicing Agreement”) by and among JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), FBR Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator (the “Originator”), NLC Finance II, LLC and First NLC Financial Services, LLC, as sellers (the “Sellers”), Litton Loan Servicing LP, as servicer (the “Servicer”), and Ocwen Loan Servicing, LLC (successor to Ocwen Federal Bank FSB), as interim servicer (the “Interim Servicer”).
     On the Closing Date, the Trust contained, among other things, the Closing Date Mortgage Loans and approximately $145,588,034 on deposit in the Pre-Funding Account. This Pre-Funded Amount was intended to be used for the purchase of Subsequent Mortgage Loans satisfying criteria specified in the Pooling and Servicing Agreement.
     As reported on Form 8-K dated June 30, 2005, on that same date, the Registrant entered into a Subsequent Transfer Agreement (the “First Subsequent Transfer Agreement”) by and among the Trustee, the Depositor, the Originator, the Sellers, the Servicer, and the Interim Servicer, pursuant to which the Sellers conveyed to the Depositor certain Subsequent Mortgage Loans with an aggregate Scheduled Principal Balance of $85,863,665 in exchange for that amount of the Pre-Funded Amount, and the Depositor conveyed those Subsequent Mortgage Loans to the Trustee for the benefit of the Certificateholders in exchange for such amount of the Pre-funded Amount.
     On July 20, 2005, the Registrant entered into another Subsequent Transfer Agreement (the “Second Subsequent Transfer Agreement”) by and among the Trustee, the Depositor, the Originator, the Sellers, the Servicer, and the Interim Servicer, pursuant to which the Sellers conveyed to the Depositor certain Subsequent Mortgage Loans with an aggregate Scheduled Principal Balance of $58,286,690 in exchange for that amount of the Pre-Funded Amount, and the Depositor conveyed those Subsequent Mortgage Loans to the Trustee for the benefit of the Certificateholders in exchange for such amount of the Pre-funded Amount.
     This Current Report on Form 8-K is being filed to satisfy the undertaking contained in the definitive Prospectus dated February 23, 2005, as supplemented by the Prospectus Supplement dated June 27, 2005, and the supplement thereto, dated June 29, 2005 (as supplemental, the “Prospectus Supplement”) to provide information regarding the Subsequent Mortgage Loans comparable to the disclosure regarding the Closing Date Mortgage Loans provided in the Prospectus Supplement and to file a copy of the Second Subsequent Transfer Agreement.
     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement or, if not defined in the Pooling and Servicing Agreement, the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.
Information and Exhibits
(a)	Financial Statements of business acquired.

Not applicable.

(b)	Pro Forma financial information.

Not applicable.

(c)	Exhibits.
99.1	Second Subsequent Transfer Agreement, dated as of July 20, 2005, by and among FBR Securitization, Inc., as depositor, First NLC Financial Services, LLC, as originator and as seller, NLC Finance II, LLC, as seller, JPMorgan Chase Bank, National Association, as trustee, Litton Loan Servicing LP, as servicer, and Ocwen Loan Servicing, LLC (successor to Ocwen Federal Bank FSB), as interim servicer.

99.2	Characteristics of the Subsequent Mortgage Loans as of July 20, 2005, relating to the First NLC Trust 2005-2 Mortgage-Backed Certificates, Series 2005-2.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2005	FBR SECURITIZATION, INC.

	By:	/s/ Richard J. Hendrix

	Name:	Richard J. Hendrix
	Title:	President and Chief Operating Officer

[Form 8-K - Series 2005-2 - Pre-Funding]

Exhibit Index

Exhibit No.			Page

99.1	Second Subsequent Transfer Agreement dated as of July 20, 2005, by and among FBR Securitization, Inc., as depositor, First NLC Financial Services, LLC, as originator and seller, NLC Finance II, LLC, as seller, JPMorgan Chase Bank, National Association, as trustee, Litton Loan Servicing LP, as servicer, and Ocwen Loan Servicing, LLC (successor to Ocwen Federal Bank FSB), as interim servicer	[Electronic Format]

99.2	Characteristics of the Subsequent Mortgage Loans as of July 20, 2005, relating to the First NLC Trust 2005-2 Mortgage-Backed Certificates, Series 2005-2	[Electronic Format]